EXHIBIT 23.1


                    [Letterhead of PriceWaterhouseCoopers]

                         INDEPENDENT AUDITORS' CONSENT



To the Board of Directors
Laboratory Corporation of America Holdings:

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (Laboratory Corporation of America Holdings 1997 Employee Stock Purchase Plan) of our report, dated February 12, 1999 relating to the financial statements, which appears in the Laboratory Corporation of America Holdings and its subsidiaries' 1998 Annual Report on Form 10-K for the year ended December 31, 1998.





/s/ PriceWaterhouseCoopers LLC
Charlotte, North Carolina
January 6, 2000


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